Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS FULL YEAR 2010 ADJUSTED DILUTED EPS OF $1.82,

FOURTH QUARTER DOMESTIC REVPAR GROWTH OF 9.7%

SILVER SPRING, MD. (February 21, 2011) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for fourth quarter and full year 2010:

Full Year Results

•

Adjusted diluted earnings per share (“EPS”) for full year 2010 were $1.82 compared to $1.71 for full year 2009. Diluted EPS were $1.80 for 2010 compared to $1.63 for 2009. Adjusted diluted EPS for full year 2010 and 2009 exclude certain special items, as described below, totaling $0.02 and $0.08, respectively.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) increased 4% to $170.8 million for the year ended December 31, 2010, compared to $163.7 million for the year ended December 31, 2009. Operating income for the year ended December 31, 2010 was $160.8 million compared to $148.1 million for the same period of 2009.

•

Franchising revenues increased 3% from $254.7 million for the year ended December 31, 2009 to $262.8 million for the same period of 2010. Total revenues increased $31.9 million or 6% to $596.1 million for the year ended December 31, 2010 compared to the same period of 2009.

•

Adjusted selling, general and administrative (“SG&A”) expense for full year 2010 totaled $92.8 million which represented a 1% increase from the same period of the prior year. Adjusted SG&A costs exclude special items totaling $1.7 million and $7.3 million for the years ended December 31, 2010 and 2009, respectively.

•

Interest and other investment income for the year ended December 31, 2010 declined by approximately $3.0 million from the same period of the prior year primarily due to less appreciation in the fair value of investments held in the company’s non-qualified employee benefit plans compared to the prior year.

•

The effective income tax rate for the year ended December 31, 2010 was 32.1% compared to 34.8% for the same period of the prior year. Excluding certain items, totaling $3.2 million (approximately $0.05 diluted earnings per share), recorded during the year ended December 31, 2010, the company’s effective income tax rate was approximately 34.1%.

•	Domestic unit and room growth increased 1.8% and 1.3%, respectively, from December 31, 2009.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 2.8% for full year 2010 compared to the same period of 2009 primarily as a result of occupancy rates increasing 190 basis points.

•	The effective royalty rate increased 4 basis points to 4.29% for the year ended December 31, 2010 compared to 4.25% for the same period of the prior year.

•

The company executed 357 new domestic hotel franchise contracts representing 30,305 rooms for the year ended December 31, 2010 compared to 369 new domestic hotel franchise contracts representing 30,156 rooms in the prior year.

•

The number of domestic hotels under construction, awaiting conversion or approved for development declined 29% from December 31, 2009 to 516 hotels representing 41,682 rooms; the worldwide pipeline declined 26% from December 31, 2009 to 621 hotels representing 50,787 rooms.

Fourth Quarter Results

•

Adjusted diluted earnings per share (“EPS”) for fourth quarter 2010 were $0.42 compared to $0.43 for the same period of the prior year. Diluted EPS were $0.40 for both fourth quarter 2010 and 2009. Adjusted diluted EPS for fourth quarter 2010 and 2009 exclude certain special items, as described below, totaling $0.02 and $0.03, respectively.

•

Excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $41.5 million for the three months ended December 31, 2010, compared to $39.7 million for the same period of 2009. Operating income for the three months ended December 31, 2010 and 2009 was $38.4 million and $34.1 million, respectively.

•

Franchising revenues increased 7% from $62.2 million for the three months ended December 31, 2009 to $66.9 million for the same period of 2010. Total revenues for the three months ended December 31, 2010 increased 10% compared to the same period of 2009.

•

Domestic system-wide revenue per available room (“RevPAR”) increased 9.7% for the fourth quarter of 2010 compared to the same period of 2009 as a result of occupancy rates increasing 420 basis points and average daily rates increasing 0.6%.

•	The effective royalty rate increased 3 basis points to 4.31% for the three months ended December 31, 2010 compared to 4.28% for the same period of the prior year.

•

The company executed 161 new domestic hotel franchise contracts for the three months ended December 31, 2010 an increase of 44% over the prior year period. The increase in franchise sales was primarily driven by our Quality, Clarion and Econo Lodge conversion brands.

•

Interest expense for the three months ended December 31, 2010 increased $2.8 million to $3.5 million from the same period of the prior year primarily as a result of the company’s issuance of $250 million in unsecured senior notes on August 25, 2010 which carry an effective interest rate of approximately 6.2%. The proceeds from these senior notes were utilized to repay other outstanding indebtedness under the company’s unsecured revolving credit facility.

“We are extremely pleased with our fourth quarter performance, with strong gains in domestic RevPAR and a significant year-over-year increase in new domestic hotel franchise agreements,” said Stephen P. Joyce, president and chief executive officer. “We fully anticipate that 2011 will be an even better year for our industry and our company. With a mix of well-segmented brands for both consumers and developers, powerful global distribution capabilities and a rapidly growing global loyalty program, we are poised to take advantage of a better operating environment.”

Special Items

During the three months and year ended December 31, 2010, the company recorded employee termination benefit charges of approximately $1.2 million and $1.7 million, respectively. These special items represent diluted EPS of $0.02 for both the three months and year ended December 31, 2010.

During the three months and year ended December 31, 2009, the company recorded employee termination benefits of approximately $2.3 million and $4.6 million, respectively. The company also incurred a curtailment loss related to freezing the benefits payable under its Supplemental Executive Retirement Plan totaling $1.2 million for the three months and year ended December 31, 2009. In addition, during the year ended December 31, 2009, the company recorded a $1.5 million charge related to the sublease of a portion of its office space. These special items represent diluted EPS of $0.03 and $0.08 for the three months and year ended December 31, 2009, respectively.

Outlook for 2011

The company’s first quarter 2011 diluted EPS is expected to be $0.25. The company expects full-year 2011 diluted EPS to range between $1.71 and $1.75. EBITDA for full-year 2011 are expected to range between $180 million and $183 million. These estimates include the following assumptions:

•	The company expects net domestic unit growth of approximately 1% in 2011;

•	RevPAR is expected to increase approximately 5% for first quarter of 2011 and increase approximately 4% for full-year 2011;

•	The effective royalty rate is expected to increase 3 basis points for full-year 2011;

•	All figures assume the existing share count and an effective tax rate of 35% for the first quarter and full-year 2011.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less capital expenditures) to return value to shareholders, primarily through share repurchases and dividends.

For the year ended December 31, 2010 the company paid $43.8 million of cash dividends to shareholders. The current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors.

During the year ended December 31, 2010, the company purchased approximately 0.3 million shares of its common stock at an average price of $32.36 for a total cost of $8.7 million under the share repurchase program and has authorization to purchase up to an additional 3.6 million shares under this program. We expect to continue making repurchases in the open market and through privately negotiated transactions, subject to market and other conditions. No minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 43.2 million shares of its common stock for a total cost of $1 billion through December 31, 2010. Considering the effect of a two-for-one stock split in October 2005, the company had repurchased 76.2 million shares through December 31, 2010 under the share repurchase program at an average price of $13.35 per share.

Our board of directors previously authorized us to enter into programs which permit us to offer financing, investment and guaranty support to qualified franchisees as well as to acquire and resell real estate to incent franchise development for certain brands in top markets. Recent market conditions have resulted in an increase in opportunities to incent development under these programs. As a result, during the year ended December 31,

2010, the company has advanced approximately $21.7 million pursuant to these programs (of which $5 million has been repaid to the company).

Over the next several years, we expect to continue to opportunistically deploy capital pursuant to these programs to promote growth of our emerging brands. The amount and timing of the investment in these programs will be dependent on market and other conditions. Our current expectation is that our annual investment in these programs will range between $20 million to $40 million. Notwithstanding these programs, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to market and other conditions.

Conference Call

Choice will conduct a conference call on Tuesday, February 22, 2011 at 10:00 a.m. EST to discuss the company’s fourth quarter and full-year 2010 results. The dial-in number to listen to the call is 1-800-638-5495, and the access code is 25896514. International callers should dial 1-617-614-3946 and enter the access code 25896514. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 1:00 p.m. EST on February 22, 2011 through March 22, 2011 by calling 1-888-286-8010 and entering access code 90493436. The international dial-in number for the replay is 617-801-6888, access code 90493436. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,000 hotels, representing more than 495,000 rooms, in the United States and more than 30 other countries and territories. As of December 31, 2010, more than 500 hotels were under construction, awaiting conversion or approved for development in the United States, representing more than 40,000 rooms, and more than 100 hotels, representing approximately 9,000 rooms, were under construction, awaiting conversion or approved for development in 18 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands serve guests worldwide. In addition, via its Ascend Collection membership program, travelers in the United States, Canada and the Caribbean have upscale lodging options at historic, boutique and unique hotels.

Additional corporate information may be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the federal securities law. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan”, “project,” “assume” or similar words of futurity identify statements that are forward-looking and that we intend to be included within the Safe Harbor protections provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, payment of stock dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the Risk Factors section of the company’s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 1, 2010. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted EPS, adjusted EBITDA, adjusted SG&A, franchising revenues and adjusted franchising margins are non-GAAP financial measurements. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (“GAAP”), such as diluted earnings per share, operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles these measures to the comparable GAAP measurement. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is a commonly used measure of performance in our industry. In addition, it is used by analysts, lenders, investors and others, as well as by us, to facilitate comparisons between the company and its competitors because it excludes certain items that can vary widely across different industries or among companies within the same industry.

Franchising Revenues and Margins: The company reports franchising revenues and margins which exclude marketing and reservation revenues and hotel operations. Marketing and reservation activities are excluded from revenues and operating margins since the company is contractually required by its franchise agreements to use these fees collected for marketing and reservation activities. Cumulative reservation and marketing fees not expended are recorded as a payable on the company’s financial statements and are carried over to the next fiscal year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are recorded as a receivable on the company’s financial statements. In addition, the company has the contractual authority to require that the franchisees in the system at any given point repay the company for any deficits related to marketing and reservation activities. Hotel operations are excluded since they do not reflect the most accurate measure of the company’s core franchising business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Adjusted Diluted EPS, Adjusted EBITDA, Adjusted SG&A and Adjusted Franchising Margins: The company’s management also uses adjusted diluted EPS, adjusted EBITDA, adjusted SG&A and adjusted franchising margins which exclude employee termination benefits for the periods ended December 31, 2010 and 2009 as well as a pension plan curtailment loss and a loss on the sublease of a portion of the company’s office space during the periods ended December 31, 2009. The company utilizes these non-GAAP measures to enable investors to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

David Peikin, Senior Director, Corporate Communications

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn and Ascend Collection are proprietary trademarks and service marks of Choice Hotels International.

© 2011 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2010	2009	$	%	2010	2009	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$59,067	$53,213	$5,854	11%	$230,096	$217,984	$12,112	6%
Initial franchise and relicensing fees	2,758	3,317	(559)	(17%)	9,295	12,916	(3,621)	(28%)
Procurement services	3,595	3,514	81	2%	17,207	17,598	(391)	(2%)
Marketing and reservation	87,150	77,576	9,574	12%	329,246	305,379	23,867	8%
Hotel operations	987	909	78	9%	4,031	4,140	(109)	(3%)
Other	1,449	2,172	(723)	(33%)	6,201	6,161	40	1%

Total revenues	155,006	140,701	14,305	10%	596,076	564,178	31,898	6%

OPERATING EXPENSES:

Selling, general and administrative	26,744	26,183	561	2%	94,540	99,237	(4,697)	(5%)
Depreciation and amortization	1,872	2,084	(212)	(10%)	8,342	8,336	6	0%
Marketing and reservation	87,150	77,576	9,574	12%	329,246	305,379	23,867	8%
Hotel operations	799	775	24	3%	3,186	3,153	33	1%

Total operating expenses	116,565	106,618	9,947	9%	435,314	416,105	19,209	5%

Operating income	38,441	34,083	4,358	13%	160,762	148,073	12,689	9%

OTHER INCOME AND EXPENSES:
Interest expense	3,520	683	2,837	415%	6,680	4,414	2,266	51%
Interest and other investment income	(1,258)	(560)	(698)	125%	(2,903)	(5,862)	2,959	(50%)
Equity in net income of affiliates	(336)	(334)	(2)	1%	(1,226)	(1,113)	(113)	10%

Total other income and expenses, net	1,926	(211)	2,137	(1013%)	2,551	(2,561)	5,112	(200%)

Income before income taxes	36,515	34,294	2,221	6%	158,211	150,634	7,577	5%
Income taxes	12,372	10,663	1,709	16%	50,770	52,384	(1,614)	(3%)

Net income	$24,143	$23,631	$512	2%	$107,441	$98,250	$9,191	9%

Basic earnings per share	$0.41	$0.40	$0.01	2%	$1.80	$1.64	$0.16	10%

Diluted earnings per share	$0.40	$0.40	$—	0%	$1.80	$1.63	$0.17	10%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31, 2010	December 31, 2009
	(Unaudited)

ASSETS

Cash and cash equivalents	$91,259	$67,870
Accounts receivable, net	47,638	41,898
Deferred income taxes	429	7,980
Other current assets	24,256	10,114

Total current assets	163,582	127,862

Fixed assets and intangibles, net	142,528	133,999
Receivable — marketing and reservation fees	42,507	33,872
Investments, employee benefit plans, at fair value	23,365	20,931
Other assets	39,740	23,373

Total assets	$411,722	$340,037

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Accounts payable and accrued expenses	$88,986	$70,933
Deferred revenue	67,322	51,765
Revolving credit facility	200	—
Deferred compensation & retirement plan obligations	2,552	2,798
Current portion of long-term debt	420	—
Income taxes payable	5,778	6,310

Total current liabilities	165,258	131,806

Long-term debt	251,554	277,700
Deferred compensation & retirement plan obligations	35,707	34,956
Other liabilities	17,274	9,787

Total liabilities	469,793	454,249

Common stock, $0.01 par value	596	595
Additional paid-in-capital	92,774	90,731
Accumulated other comprehensive income (loss)	(7,192)	333
Treasury stock, at cost	(872,306)	(870,302)
Retained earnings	728,057	664,431

Total shareholders’ deficit	(58,071)	(114,212)

Total liabilities and shareholders’ deficit	$411,722	$340,037

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Year Ended December 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$107,441	$98,250

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,342	8,336
Provision for bad debts	3,547	2,578
Non-cash stock compensation and other charges	9,304	13,761
Non-cash interest and other income	(1,711)	(5,403)
Dividends received from equity method investments	1,155	1,337
Equity in net income of affiliates	(1,226)	(1,113)

Changes in assets and liabilities:
Receivables	(9,229)	(796)
Receivable - marketing and reservation fees, net	4,654	(12,232)
Accounts payable	5,744	(8,279)
Accrued expenses	10,630	(1,289)
Income taxes payable/receivable	(1,417)	8,163
Deferred income taxes	(2,381)	5,553
Deferred revenue	15,413	4,650
Other assets	(12,705)	3,041
Other liabilities	7,374	(4,341)

NET CASH PROVIDED BY OPERATING ACTIVITIES	144,935	112,216

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(24,368)	(11,135)
Acquisitions, net of cash required	(466)	—
Issuance of notes receivable	(11,786)	(1,995)
Collections of notes receivable	5,083	324
Purchases of investments, employee benefit plans	(1,948)	(3,854)
Proceeds from sales of investments, employee benefit plans	1,649	13,895
Other items, net	(319)	(584)

NET CASH USED IN INVESTING ACTIVITIES	(32,155)	(3,349)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from the issuance of long-term debt	247,733	—
Net repayments pursuant to revolving credit facility	(277,500)	(6,700)
Principal payments on long-term debt	(25)	—
Settlement of forward starting interest rate swap agreement	(8,663)	—
Debt issuance costs	(800)	—
Purchase of treasury stock	(11,212)	(59,128)
Excess tax benefits from stock-based compensation	625	5,834
Dividends paid	(43,808)	(44,274)
Proceeds from exercise of stock options	2,457	9,158

NET CASH USED IN FINANCING ACTIVITIES	(91,193)	(95,110)

Net change in cash and cash equivalents	21,587	13,757
Effect of foreign exchange rate changes on cash and cash equivalents	1,802	1,433
Cash and cash equivalents at beginning of period	67,870	52,680

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$91,259	$67,870

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Year Ended December 31, 2010*			For the Year Ended December 31, 2009*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate		RevPAR
								Occupancy
Comfort Inn	$77.21	55.6%	$42.93	$77.10	54.1%	$41.74	0.1%	150 bps	2.9%
Comfort Suites	82.48	55.2%	45.53	84.79	53.3%	45.17	(2.7%)	190 bps	0.8%
Sleep	68.82	51.6%	35.52	69.64	51.5%	35.86	(1.2%)	10 bps	(0.9%)

Midscale without Food & Beverage	77.37	54.9%	42.47	77.89	53.5%	41.69	(0.7%)	140 bps	1.9%

Quality	66.81	48.1%	32.11	68.00	46.0%	31.31	(1.8%)	210 bps	2.6%
Clarion	75.15	43.7%	32.86	77.79	42.2%	32.86	(3.4%)	150 bps	0.0%

Midscale with Food & Beverage	68.53	47.1%	32.28	69.92	45.2%	31.63	(2.0%)	190 bps	2.1%

Econo Lodge	54.10	45.8%	24.80	54.66	43.5%	23.78	(1.0%)	230 bps	4.3%
Rodeway	51.07	45.8%	23.38	52.48	43.0%	22.54	(2.7%)	280 bps	3.7%

Economy	53.17	45.8%	24.36	54.02	43.3%	23.41	(1.6%)	250 bps	4.1%

MainStay	65.60	63.6%	41.71	70.55	57.9%	40.82	(7.0%)	570 bps	2.2%
Suburban	39.23	63.8%	25.03	41.51	56.3%	23.35	(5.5%)	750 bps	7.2%

Extended Stay	46.65	63.7%	29.74	49.81	56.7%	28.24	(6.3%)	700 bps	5.3%

Ascend Collection	112.50	57.6%	$64.81	115.97	49.4%	$57.24	(3.0%)	820 bps	13.2%

Total	$70.50	51.3%	$36.18	$71.24	49.4%	$35.18	(1.0%)	190 bps	2.8%

*	Operating statistics represent hotel operations from December through November

	For the Three Months Ended December 31, 2010*			For the Three Months Ended December 31, 2009*			Change
	Average Daily Rate			Average Daily Rate			Average Daily Rate
		Occupancy	RevPAR		Occupancy	RevPAR		Occupancy	RevPAR
Comfort Inn	$77.36	56.3%	$43.54	$75.92	52.5%	$39.86	1.9%	380 bps	9.2%
Comfort Suites	81.17	55.4%	44.96	81.94	50.5%	41.40	(0.9%)	490 bps	8.6%
Sleep	68.47	51.2%	35.04	68.03	48.7%	33.12	0.6%	250 bps	5.8%

Midscale without Food & Beverage	77.09	55.3%	42.61	76.27	51.4%	39.23	1.1%	390 bps	8.6%

Quality	65.35	48.2%	31.52	65.71	43.7%	28.68	(0.5%)	450 bps	9.9%
Clarion	74.05	44.9%	33.23	77.29	39.9%	30.84	(4.2%)	500 bps	7.7%

Midscale with Food & Beverage	67.21	47.5%	31.91	67.98	42.9%	29.14	(1.1%)	460 bps	9.5%

Econo Lodge	53.59	46.2%	24.77	53.67	42.1%	22.62	(0.1%)	410 bps	9.5%
Rodeway	50.00	45.2%	22.60	50.11	40.4%	20.24	(0.2%)	480 bps	11.7%

Economy	52.50	45.9%	24.10	52.62	41.6%	21.89	(0.2%)	430 bps	10.1%

MainStay	64.30	63.1%	40.56	67.07	57.2%	38.33	(4.1%)	590 bps	5.8%
Suburban	39.20	62.5%	24.50	38.91	57.1%	22.21	0.7%	540 bps	10.3%

Extended Stay	46.32	62.7%	29.03	46.92	57.1%	26.79	(1.3%)	560 bps	8.4%

Ascend Collection	127.73	60.4%	$77.12	122.14	51.2%	$62.58	4.6%	920 bps	23.2%

Total	$70.09	51.6%	$36.19	$69.65	47.4%	$32.99	0.6%	420 bps	9.7%

*	Operating statistics represent hotel operations from September through November

	For the Quarter Ended		For the Year Ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009
System-wide effective royalty rate	4.31%	4.28%	4.29%	4.25%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	December 31, 2010		December 31, 2009		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,435	112,169	1,447	113,633	(12)	(1,464)	(0.8%)	(1.3%)
Comfort Suites	623	48,246	608	47,301	15	945	2.5%	2.0%
Sleep	398	28,957	392	28,599	6	358	1.5%	1.3%

Midscale without Food & Beverage	2,456	189,372	2,447	189,533	9	(161)	0.4%	(0.1%)

Quality	1,012	89,185	979	89,336	33	(151)	3.4%	(0.2%)
Clarion	192	28,711	172	24,636	20	4,075	11.6%	16.5%

Midscale with Food & Beverage	1,204	117,896	1,151	113,972	53	3,924	4.6%	3.4%

Econo Lodge	784	48,728	792	48,996	(8)	(268)	(1.0%)	(0.5%)
Rodeway	387	21,261	372	21,392	15	(131)	4.0%	(0.6%)

Economy	1,171	69,989	1,164	70,388	7	(399)	0.6%	(0.6%)

MainStay	37	2,868	37	2,866	—	2	0.0%	0.1%
Suburban	64	7,685	61	7,416	3	269	4.9%	3.6%

Extended Stay	101	10,553	98	10,282	3	271	3.1%	2.6%

Ascend Collection	38	3,025	28	2,346	10	679	35.7%	28.9%
Cambria Suites	23	2,700	18	2,073	5	627	27.8%	30.2%

Domestic Franchises	4,993	393,535	4,906	388,594	87	4,941	1.8%	1.3%

International Franchises	1,149	101,610	1,115	98,816	34	2,794	3.0%	2.8%

Total Franchises	6,142	495,145	6,021	487,410	121	7,735	2.0%	1.6%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Year Ended December 31, 2010			For the Year Ended December 31, 2009			% Change
	New Construction			New Construction			New Construction
		Conversion	Total		Conversion	Total		Conversion	Total

Comfort Inn	7	32	39	9	39	48	(22%)	(18%)	(19%)
Comfort Suites	21	2	23	16	1	17	31%	100%	35%
Sleep	9	1	10	12	2	14	(25%)	(50%)	(29%)

Midscale without Food & Beverage	37	35	72	37	42	79	0%	(17%)	(9%)

Quality	1	104	105	4	111	115	(75%)	(6%)	(9%)
Clarion	—	37	37	1	31	32	(100%)	19%	16%

Midscale with Food & Beverage	1	141	142	5	142	147	(80%)	(1%)	(3%)

Econo Lodge	—	67	67	—	68	68	NM	(1%)	(1%)
Rodeway	1	39	40	1	48	49	0%	(19%)	(18%)

Economy	1	106	107	1	116	117	0%	(9%)	(9%)

MainStay	8	2	10	5	2	7	60%	0%	43%
Suburban	5	1	6	3	2	5	67%	(50%)	20%

Extended Stay	13	3	16	8	4	12	63%	(25%)	33%

Ascend Collection	1	13	14	3	9	12	(67%)	44%	17%
Cambria Suites	6	—	6	2	—	2	200%	NM	200%

Total Domestic System	59	298	357	56	313	369	5%	(5%)	(3%)

	For the Three Months Ended December 31, 2010			For the Three Months Ended December 31, 2009			% Change
	New Construction			New Construction			New Construction
		Conversion	Total		Conversion	Total		Conversion	Total

Comfort Inn	3	10	13	5	17	22	(40%)	(41%)	(41%)
Comfort Suites	8	1	9	7	—	7	14%	NM	29%
Sleep	6	1	7	1	—	1	500%	NM	600%

Midscale without Food & Beverage	17	12	29	13	17	30	31%	(29%)	(3%)

Quality	—	50	50	1	24	25	(100%)	108%	100%
Clarion	—	20	20	—	8	8	NM	150%	150%

Midscale with Food & Beverage	—	70	70	1	32	33	(100%)	119%	112%

Econo Lodge	—	29	29	—	23	23	NM	26%	26%
Rodeway	—	13	13	—	12	12	NM	8%	8%

Economy	—	42	42	—	35	35	NM	20%	20%

MainStay	4	2	6	4	1	5	0%	100%	20%
Suburban	4	1	5	1	2	3	300%	(50%)	67%

Extended Stay	8	3	11	5	3	8	60%	0%	38%

Ascend Collection	—	8	8	2	4	6	(100%)	100%	33%
Cambria Suites	1	—	1	—	—	—	NM	NM	NM

Total Domestic System	26	135	161	21	91	112	24%	48%	44%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2010 Units			December 31, 2009 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	30	62	92	43	91	134	(13)	(30%)	(29)	(32%)	(42)	(31%)
Comfort Suites	1	122	123	—	181	181	1	NM	(59)	(33%)	(58)	(32%)
Sleep Inn	—	75	75	1	122	123	(1)	(100%)	(47)	(39%)	(48)	(39%)

Midscale without Food & Beverage	31	259	290	44	394	438	(13)	(30%)	(135)	(34%)	(148)	(34%)

Quality	33	8	41	48	15	63	(15)	(31%)	(7)	(47%)	(22)	(35%)
Clarion	18	2	20	19	6	25	(1)	(5%)	(4)	(67%)	(5)	(20%)

Midscale with Food & Beverage	51	10	61	67	21	88	(16)	(24%)	(11)	(52%)	(27)	(31%)

Econo Lodge	35	2	37	43	4	47	(8)	(19%)	(2)	(50%)	(10)	(21%)
Rodeway	12	2	14	36	2	38	(24)	(67%)	—	0%	(24)	(63%)

Economy	47	4	51	79	6	85	(32)	(41%)	(2)	(33%)	(34)	(40%)

MainStay	1	42	43	—	37	37	1	NM	5	14%	6	16%
Suburban	—	27	27	2	30	32	(2)	(100%)	(3)	(10%)	(5)	(16%)

Extended Stay	1	69	70	2	67	69	(1)	(50%)	2	3%	1	1%

Ascend Collection	6	4	10	2	4	6	4	200%	—	0%	4	67%
Cambria Suites	—	34	34	—	41	41	—	NM	(7)	(17%)	(7)	(17%)

	136	380	516	194	533	727	(58)	(30%)	(153)	(29%)	(211)	(29%)

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND ADJUSTED FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Franchising Revenues:

Total Revenues	$155,006	$140,701	$596,076	$564,178
Adjustments:
Marketing and reservation revenues	(87,150)	(77,576)	(329,246)	(305,379)
Hotel operations	(987)	(909)	(4,031)	(4,140)

Franchising Revenues	$66,869	$62,216	$262,799	$254,659

Franchising Margins:

Operating Margin:

Total Revenues	$155,006	$140,701	$596,076	$564,178
Operating Income	$38,441	$34,083	$160,762	$148,073

Operating Margin	24.8%	24.2%	27.0%	26.2%

Adjusted Franchising Margin:

Franchising Revenues	$66,869	$62,216	$262,799	$254,659

Operating Income	$38,441	$34,083	$160,762	$148,073
Employee termination benefits	1,233	2,334	1,730	4,604
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	—	1,209	—	1,209
Loss on sublease of office space	—	—	—	1,503
Hotel operations	(188)	(134)	(845)	(987)

	$39,486	$37,492	$161,647	$154,402

Adjusted Franchising Margins	59.0%	60.3%	61.5%	60.6%

CALCULATION OF ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE COSTS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Selling, general and administrative expense	$26,744	$26,183	$94,540	$99,237
Employee termination benefits	(1,233)	(2,334)	(1,730)	(4,604)
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	—	(1,209)	—	(1,209)
Loss on sublease of office space	—	—	—	(1,503)

Adjusted Selling, General and Administrative Expense	$25,511	$22,640	$92,810	$91,921

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(In thousands, except per share amounts)	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net Income	$24,143	$23,631	$107,441	$98,250
Adjustments:
Employee termination benefits	772	1,461	1,083	2,882
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	—	757	—	757
Loss on sublease of office space	—	—	—	941

Adjusted Net Income	$24,915	$25,849	$108,524	$102,830

Weighted average shares outstanding-diluted	59,706	59,658	59,656	60,224

Diluted Earnings Per Share	$0.40	$0.40	$1.80	$1.63
Adjustments:
Employee termination benefits	0.02	0.02	0.02	0.05
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	—	0.01	—	0.01
Loss on sublease of office space	—	—	—	0.02

Adjusted Diluted Earnings Per Share (EPS)	$0.42	$0.43	$1.82	$1.71

Adjusted EBITDA Reconciliation

(in millions)
	Q4 2010 Actuals	Q4 2009 Actuals	Year Ended December 31, 2010 Actuals	Year Ended December 31, 2009 Actuals	Full-Year 2011 Outlook

Operating Income (per GAAP)	$38.4	$34.1	$160.8	$148.1	$171-$174
Employee termination benefits	1.2	2.3	1.7	4.6	—
Curtailment loss related to the freezing of benefits under the Company’s Supplemental Executive Retirement Plan	—	1.2	—	1.2	—
Loss on sublease of office space	—	—	—	1.5	—
Depreciation and amortization	1.9	2.1	8.3	8.3	9.0

Adjusted Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$41.5	$39.7	$170.8	$163.7	$180-$183